SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMERITRADE HOLDING CORPORATION

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Filed by Ameritrade Holding Corporation Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: Ameritrade Holding Corporation Commission File No.: 000-49992

This filing consists of a joint communication by Ameritrade Holding Corporation and TD Waterhouse Group, Inc. to associates of Ameritrade and TD Waterhouse on October 7, 2005.

TD Ameritrade Integration Planning Update
Issue No. 6
October 7, 2005
Business Unit Announcements
This week, Ameritrade and TD Waterhouse1 communicated a number of operational, geographic, and staffing decisions directly affecting certain associates. These groups include:
•	Clearing Operations

•	Corporate Communications
A high-level overview of the information communicated to these groups is provided below. As always, please keep in mind these decisions are contingent on the close of the acquisition. Until that time, Ameritrade and TD Waterhouse must continue to operate as competitors.
Clearing Operations
•	All clearing and custody operations for TD Ameritrade will be based in Omaha, NE and Fort Worth, TX. Following the close of the acquisition, all TD Waterhouse clearing operations and functions currently performed at the 100 Wall Street and 39 Broadway, NY; Harborside, NJ; and San Diego, CA locations will be moved to Omaha and Fort Worth.

•	TD Ameritrade will operate under a dual clearing firm arrangement between the close of the acquisition and clearing conversion. During this interim period, clearing functions will continue to be performed on the respective clearing and custody platforms as they are today.

•	During the interim period, non-outsourced TD Waterhouse clearing positions will migrate to Omaha and Fort Worth where existing staff and new hires will perform TD Waterhouse clearing functions using TD Waterhouse’s clearing and custody platform.

•	The timing for this migration will vary depending on department and function, however, the overall clearing conversion is anticipated to take place approximately 12 months following the close of the acquisition.

•	Upon the clearing conversion, TD Ameritrade will move all accounts to Ameritrade’s current clearing and custody platform as well as to Ameritrade’s order management system.

•	TD Waterhouse associates are being encouraged to express their interest in job opportunities available in Omaha and Fort Worth.
Corporate Communications
•	Corporate Communications for TD Ameritrade will be based in Omaha.

•	TD Waterhouse associates are being given the opportunity to express their interest in job opportunities available in Omaha.

•	A small team will assist in transitioning work from TD Waterhouse for approximately four to 12 months following the close of the acquisition.
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.

Leadership Announcements
In addition to the business unit decisions communicated this week, we also have a number of important leadership announcements to make.
•	TD Waterhouse CEO Tim Pinnington will be returning to TD Bank to lead its mutual fund business.

•	With Tim’s departure, Chris Armstrong will serve as acting President and CEO of TD Waterhouse through the close of the acquisition. Tim will be transitioning his duties to Chris over the next few weeks.

•	Jerry Bartlett has been selected to serve as TD Ameritrade’s Chief Information Officer. In the new company, Jerry will oversee all Information Technology initiatives including business technology planning, application development, product development, physical and information security as well as Information Technology infrastructure and architecture. Jerry will be working with leaders on both sides to finalize and communicate plans for the combined company’s technology structure by mid-December.

•	Bryce Engel has been selected to serve as TD Ameritrade’s Chief Brokerage Operations Officer. Bryce will be responsible for leading TD Ameritrade’s client service and clearing operations.
Please watch for additional information in the coming weeks. As always, please continue to submit your questions and thoughts through Zoomerang.

[1]	Refers to TD Bank Financial Group’s U.S. brokerage business, TD Waterhouse Group, Inc.
Safe Harbor
This document contains forward-looking statements that involve risks and uncertainties. For example, statements related to expected location and post-closing functioning of clearing operations, location of corporate communications and opportunities for affected associates, management of TD Ameritrade following the closing and other statements that are not historical facts, are all forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. Various factors could cause actual results to differ materially from those anticipated by the forward-looking statements. These factors include the possibility that the necessary stockholder and regulatory approvals are not obtained; that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; that TD Ameritrade is unable to transition customers, successfully execute its integration strategies, or achieve planned synergies, or that the occurrence of these events takes longer than expected; that management is unable to accurately forecast the anticipated integration of TD Ameritrade; that TD Ameritrade is unable to compete successfully in this highly competitive and rapidly changing marketplace; that the parties are unable to retain employees that are key to the operations of the combined business; and that TD Ameritrade is unable to identify and realize future consolidation and growth opportunities. These and other risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed from time to time in the documents filed by Ameritrade with the Securities and Exchange Commission, including Ameritrade’s most recent form 10-K and 10-Q.
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.

Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade filed a preliminary proxy statement concerning the transaction with the Securities and Exchange Commission (“SEC”) on September 12, 2005. Ameritrade will also file a definitive proxy statement and relevant documents with the SEC in connection with the proposed transaction. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the preliminary proxy statement of Ameritrade described above. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.